EXHIBIT 99
Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
Press Release

MICREL REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

•	Second quarter revenues of $65.1 million, up 3% sequentially
•	Second quarter net income of $0.11 per diluted share within expectations
•	Board of Directors declares quarterly dividend of $0.03 per common share

San Jose, CA, July 25, 2007 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the second quarter ending June 30, 2007.

Revenues for the second quarter were $65.1 million, a sequential increase of 3% over the $63.1 million recorded in the first quarter, and 7% lower than the $70.2 million posted in the year-ago period. Second quarter net income was $8.6 million, or $0.11 per diluted share. This compares with first quarter 2007 net income of $17.9 million, or $0.23 per diluted share, and net income of $9.0 million, or $0.11 per share, in the year ago period. First quarter 2007 results included a one-time $15.5 million pre-tax gain associated with a legal settlement, equivalent to $0.13 per diluted share, net of income taxes.

“Micrel’s second quarter results were solid and I was pleased with our operating execution,” stated Ray Zinn, president and CEO of Micrel. “Our revenues grew sequentially driven by sales to the high-speed communications end market. The Company released a record number of new products in the second quarter and customer design activity remained strong. Earnings per share were in-line with guidance and during the quarter the Company managed to reduce its inventory to targeted levels without significant impact to gross margin.”

MICREL REPORTS SECOND QUARTER 2007 RESULTS
July 25, 2007

The Company also announced today that Micrel’s Board of Directors has authorized a quarterly dividend payment of $0.03 per share of common stock. The payment will be made on August 22, 2007 to shareholders of record as of August 7, 2007.

  Outlook

Order lead times for the Company’s products remain at four to six weeks, but a relatively high proportion of quarterly revenue must still be booked and shipped within the quarter to OEM customers, or resold through the Company’s distributors. The Company estimates third quarter 2007 revenues will increase sequentially by 3% to 6%, and earnings per diluted share will be in a range of $0.12 to $0.13.

Zinn concluded, “We are encouraged by continued strong customer interest in the Company’s new products and the second quarter’s positive book-to-bill ratio. These factors bode well for sustained revenue growth for Micrel as we move into the seasonally stronger second half of the year. While we did not hit the high end of our revenue guidance in the second quarter, we are still confident that our design win momentum is going to yield better than average growth for Micrel over the next twelve months.”

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) on July 25, 2007. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of second quarter financial results, discuss current business conditions and then respond to questions.
The call is available, live, to any interested party on a listen only basis by dialing (800) 817-4887. For international callers, please dial (913) 981-4913. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through August 1, 2007, by dialing (719) 457-0820 or (888) 203-1112 and entering access code number 2474525. The webcast replay will also be available on the Company’s website at: www.micrel.com.

MICREL REPORTS SECOND QUARTER 2007 RESULTS
July 25, 2007

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, earnings per share, order lead times, customer demand, customer and supply chain inventory levels and the nature of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel’s operating cash flow. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

MICREL REPORTS SECOND QUARTER 2007 RESULTS
July 25, 2007

About Micrel

Micrel Inc., is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.   The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800; or visit our website at: http://www.micrel.com.

-Financial Tables to Follow-

MICREL REPORTS SECOND QUARTER 2007 RESULTS
July 25, 2007

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
Net revenues	$65,101	$63,113	$70,192	$128,214	$138,343
Cost of revenues(1)	27,994	26,426	29,940	54,420	58,197
Gross profit	37,107	36,687	40,252	73,794	80,146
Operating expenses:
Research and development(1)	14,191	13,252	13,152	27,443	26,190
Selling, general and administrative(1)	11,115	12,137	12,253	23,252	25,664
Other operating expense	86	--	935	86	935
Restructuring expense	28	44	66	72	66
Total operating expenses	25,420	25,433	26,406	50,853	52,855
Income from operations	11,687	11,254	13,846	22,941	27,291
Other income (expense):
Interest Income	1,661	1,501	1,603	3,162	3,014
Interest Expense	80	(152)	(297)	(72)	(460)
Other income	9	15,514	8	15,523	12
Total other income (expense)	1,750	16,863	1,314	18,613	2,566
Income before income taxes	13,437	28,117	15,160	41,554	29,857
Provision for income taxes	4,796	10,249	6,169	15,045	12,165
Net income	$8,641	$17,868	$8,991	$26,509	$17,692

Net income per share:
Basic	$0.11	$0.23	$0.11	$0.34	$0.21
Diluted	$0.11	$0.23	$0.11	$0.34	$0.21

Shares used in computing per
amounts:
Basic	77,740	77,738	83,201	77,739	83,611
Diluted	79,018	78,750	84,696	78,908	85,255

(1) Includes amortization of stock-
based compensation as follows:
Cost of revenues	$286	$302	$520	$588	$702
Research and development	656	479	1,046	1,135	2,111
Selling, general and administrative	738	489	1,042	1,227	2,151

MICREL REPORTS SECOND QUARTER 2007 RESULTS
July 25, 2007

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, restricted cash and short-term investments	$125,406	$109,938
Accounts receivable, net	32,262	31,092
Inventories	34,874	37,183
Deferred income taxes	19,852	23,096
Prepaid expenses and other	4,562	3,084
Total current assets	216,956	204,393

PROPERTY, PLANT AND EQUIPMENT, NET	79,942	78,665
DEFERRED INCOME TAXES(1)	9,493	11,158
INTANGIBLE ASSETS, NET	3,870	4,714
OTHER ASSETS	1,349	1,343
TOTAL	$311,610	$300,273

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,126	$17,429
Deferred income on shipments to distributors	20,936	21,705
Other current liabilities	13,177	22,564
Current portion of long-term debt	42	80
Total current liabilities	47,281	61,778

LONG-TERM INCOME TAXES PAYABLE(1)	2,406	--
OTHER LONG-TERM OBLIGATIONS	356	453

SHAREHOLDERS’ EQUITY:
Common stock	14,932	15,585
Accumulated other comprehensive loss	(34)	(35)
Retained earnings	246,669	222,492
TOTAL SHAREHOLDERS' EQUITY	261,567	238,042
TOTAL	$311,610	$300,273

(1) On January 1, 2007, Micrel adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). Implementation of FIN 48 resulted in a $2.1 million reclassification from current taxes payable to long-term taxes payable and an additional $2.5 million was reclassified from current taxes payable to reduce long term deferred tax assets.